Exhibit 99.1

         UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

         On July 29, 1998, Statia Terminals International N.V. and Subsidiaries (the "Company") sold a subsidiary (Statia Terminals Southwest, Inc. or "Southwest") which owns storage and transshipment facilities located in Brownsville, Texas to TransMontaigne Terminaling Inc., a subsidiary of TransMontaigne Oil Company (collectively "TransMontaigne"), for $6.5 million in cash resulting in net proceeds of approximately $6.0 million. The Company retained certain of the pre-closing assets and liabilities of Southwest consisting primarily of accounts receivable and accrued expenses and agreed to indemnify the purchaser for certain contingent legal and environmental matters up to a maximum $0.5 million. No provision has been made in the Company's financial statements for these contingent matters as management believes it is not probable the Company will ever be required to provide such indemnification.

         The following unaudited pro forma consolidated condensed balance sheet as of June 30, 1998 was prepared to illustrate the estimated effects of the sale of Southwest, as if the sale had occurred on June 30, 1998. The following unaudited pro forma consolidated condensed statements of income (loss) for the year ended December 31, 1997 and the six-month periods ended June 30, 1997 and 1998 were prepared to illustrate the estimated effects of sale of Southwest as if it had occurred at the beginning of each of these respective periods. This pro forma information is provided for informational purposes only and does not purport to be indicative of the results of operations or financial position which would have been obtained had the sale of Southwest been completed on the dates indicated or the financial condition or results of operations for any future date or period.

              STATIA TERMINALS INTERNATIONAL N.V. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                               AS OF JUNE 30, 1998
                             (DOLLARS IN THOUSANDS)

                                                                        LESS                  ADD
                                                                     HISTORICAL            PRO FORMA                ADJUSTED
                                                HISTORICAL           SOUTHWEST            ADJUSTMENTS              PRO FORMA
                                              ----------------    -----------------    -------------------      -----------------
ASSETS
------
CURRENT ASSETS:
   Cash and cash equivalents                    $       8,589       $          46        $       6,546     (a)    $      15,089
   Accounts receivable-
      Trade, net                                        7,797                 300                  300     (b)            7,797
      Other                                             2,098                -                     -                      2,098
   Inventory, net                                       1,163                -                     -                      1,163
   Prepaid expenses                                     2,136                  14                   14     (b)            2,136
   Assets held for sale, net                           16,000                -                  (6,000)    (c)           10,000
                                              ----------------    -----------------    -------------------      -----------------
           Total current assets                        37,783                 360                  860                   38,283

PROPERTY AND EQUIPMENT, net                           197,554               4,127                4,127     (d)          197,554

OTHER NONCURRENT ASSETS, net                            5,199                -                     -                      5,199
                                              ----------------    -----------------    -------------------      -----------------
           Total assets                         $     240,536       $       4,487        $       4,987            $     241,036
                                              ================    =================    ===================      =================
LIABILITIES AND STOCKHOLDER'S EQUITY
------------------------------------
CURRENT LIABILITIES:
   Accounts payable                             $       7,155       $         136        $         136     (b)    $       7,155
   Accrued interest payable                             2,027                -                     -                      2,027
   Other accrued expenses                               7,883                 199                  699     (b)            8,383
                                              ----------------    -----------------    -------------------      -----------------
           Total current liabilities                   17,065                 335                  835                   17,565

LONG-TERM DEBT                                        135,000                -                     -                    135,000
                                              ----------------    -----------------    -------------------      -----------------
           Total liabilities                          152,065                 335                  835                  152,565
                                              ----------------    -----------------    -------------------      -----------------
STOCKHOLDER'S EQUITY
           SUBJECT TO REDUCTION                        16,000                -                     -                     16,000

STOCKHOLDER'S EQUITY                                   72,471               4,152                4,152     (e)           72,471
                                              ----------------    -----------------    -------------------      -----------------
           Total liabilities and
                  Stockholder's equity         $      240,536       $       4,487        $       4,987            $     241,036
                                              ================    =================    ===================      =================

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
              STATIA TERMINALS INTERNATIONAL N.V. AND SUBSIDIARIES
     UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF INCOME (LOSS)
                         SIX MONTHS ENDED JUNE 30, 1998
                             (DOLLARS IN THOUSANDS)

                                                                              LESS                 ADD
                                                                           HISTORICAL           PRO FORMA              ADJUSTED
                                                       HISTORICAL           SOUTHWEST           ADJUSTMENT            PRO FORMA
                                                     ---------------     ----------------     ---------------       ---------------
REVENUES                                                $    66,836         $     1,613        $        -              $    65,223

COSTS OF SERVICES AND PRODUCTS SOLD                          53,932               1,674                 -                   52,258
                                                     ---------------     ----------------     ---------------       ---------------
             Gross profit (loss)                             12,904                 (61)                -                   12,965

VALUATION ADJUSTMENT ON ASSETS HELD FOR SALE                  4,000                 -                 (4,000) (f)             -

ADMINISTRATIVE EXPENSES                                       3,809                 337                  337  (g)            3,809
                                                     ---------------     ----------------     ---------------       ---------------
             Income (loss) from operations                    5,095                (398)               3,663                 9,156

INTEREST EXPENSE                                              8,445                   7                 -                    8,438

INTEREST INCOME                                                 214                 -                   -                      214
                                                     ---------------     ----------------     ---------------       ---------------
             Loss before provision for income taxes          (3,136)               (405)               3,663                   932

PROVISION FOR INCOME TAXES                                      219                 -                   -     (h)              219
                                                     ---------------     ----------------     ---------------       ---------------
             Net loss                                   $    (3,355)        $      (405)         $     3,663           $       713
                                                     ===============     ================     ===============       ===============

              STATIA TERMINALS INTERNATIONAL N.V. AND SUBSIDIARIES
     UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF INCOME (LOSS)
                         SIX MONTHS ENDED JUNE 30, 1997
                             (DOLLARS IN THOUSANDS)

                                                                              LESS                 ADD
                                                                           HISTORICAL           PRO FORMA              ADJUSTED
                                                       HISTORICAL           SOUTHWEST           ADJUSTMENT            PRO FORMA
                                                     ---------------     ----------------     ---------------       ---------------
REVENUES                                                $    65,857         $     1,170          $       265  (i)      $    64,952

COSTS OF SERVICES AND PRODUCTS SOLD                          57,091               1,697                  241  (i)           55,635
                                                     ---------------     ----------------     ---------------       ---------------
             Gross profit (loss)                              8,766                (527)                  24                 9,317

ADMINISTRATIVE EXPENSES                                       3,182                 380                  380  (g)            3,182
                                                     ---------------     ----------------     ---------------       ---------------
             Income (loss) from operations                    5,584                (907)                (356)                6,135

INTEREST EXPENSE                                              8,430                   2                 -                    8,428

INTEREST INCOME                                                 226                 -                   -                      226
                                                     ---------------     ----------------     ---------------       ---------------
             Loss before provision for income taxes          (2,620)               (909)                (356)               (2,067)

PROVISION FOR INCOME TAXES                                      233                  10                 -     (h)              223
                                                     ---------------     ----------------     ---------------       ---------------
             Net loss                                   $    (2,853)        $      (919)         $      (356)          $    (2,290)
                                                     ===============     ================     ===============       ===============

              STATIA TERMINALS INTERNATIONAL N.V. AND SUBSIDIARIES
     UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF INCOME (LOSS)
                          YEAR ENDED DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

                                                                              LESS                 ADD
                                                                           HISTORICAL           PRO FORMA              ADJUSTED
                                                       HISTORICAL           SOUTHWEST           ADJUSTMENT            PRO FORMA
                                                     ---------------     ----------------     ---------------       ---------------
REVENUES                                                $   142,499         $     2,356          $       485  (i)      $   140,628

COSTS OF SERVICES AND PRODUCTS SOLD                         122,835               3,517                  341  (i)          119,659
                                                     ---------------     ----------------     ---------------       ---------------
             Gross profit (loss)                             19,664              (1,161)                 144                20,969

ADMINISTRATIVE EXPENSES                                       6,348                 706                  706  (g)            6,348
                                                     ---------------     ----------------     ---------------       ---------------
             Income (loss) from operations                   13,316              (1,867)                (562)               14,621

INTEREST EXPENSE                                             16,874                   5                 -                   16,869

INTEREST INCOME                                                 459                 -                   -                      459
                                                     ---------------     ----------------     ---------------       ---------------
             Loss before provision for income taxes          (3,099)             (1,872)                (562)               (1,789)

PROVISION FOR INCOME TAXES                                      780                  21                 -     (h)              759
                                                     ---------------     ----------------     ---------------       ---------------
             Net loss                                   $    (3,879)        $    (1,892)         $      (562)          $    (2,548)
                                                     ===============     ================     ===============       ===============

    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

(a) Represents the $6,500 gross proceeds received from TransMontaigne from the sale of Southwest and the cash balance of Southwest to be retained by the Company.

(b) Represents certain pre-closing assets and liabilities of Southwest consisting primarily of accounts receivable and accrued expenses retained by the Company.

(c) Represents the reduction of net Assets Held for Sale for the estimated net proceeds from the sale of Southwest.

(d) Represents the historical net property and equipment balance of Southwest. Such balance had been reclassified in consolidation and is not in the historical consolidated net Property and Equipment balance appearing in the Historical column.

(e) Represents the historical equity balance of Southwest. Such balance had been eliminated in consolidation and is not in the historical consolidated Stockholder's Equity balance appearing in the Historical column.

(f) Represents the reversal of the valuation adjustment recorded by the Company during the three months ended June 30, 1998.

(g) Represents the reallocation of Administrative Expenses previously allocated to Southwest. These expenses will continue to be incurred after the sale of Southwest and will be allocated to Statia Terminals Canada, Inc.

(h) There is no tax effect for the sale of Southwest because the Company will record a valuation allowance against the tax asset resulting from the transaction as management believes it is not likely the deferred tax asset will be utilized in the future.

(i) Represents intercompany revenues and expenses related to the rental during 1997 of certain marine assets by Southwest to Statia Terminals N.V.